                                                                    EXHIBIT 10.3
                                                                    ------------

                   STOCK EXCHANGE AND ACQUISITION AGREEMENT


     STOCK EXCHANGE AND ACQUISITION AGREEMENT dated as of April 18, 2000 (the "Agreement"), between and among ELECTRONIC MARKET CENTER, INC., a company organized and existing under the laws of the State of Delaware ("EMC" or the "Company"), located at 1900 Market Street, Suite 701, Philadelphia, Pennsylvania 19103, THE ASHTON TECHNOLOGY GROUP, INC., a company organized and existing under the laws of the State of Delaware ("Ashton"), located at 1900 Market Street, Suite 701, Philadelphia, Pennsylvania 19103, E-TRUSTCO.COM, Inc., a company organized and existing under the laws of the State of Delaware ("E-Trustco"), located at 1 Darling Drive, Suite 600, Avon, Connecticut, 06001, MATTHEW SALTZMAN ("Saltzman"), who resides at 2 Forest Hills Drive, Avon, Connecticut, 06001, and ALLEN WHITEHEAD ("Whitehead"), who resides at 35 East Main Street, PMB 352, Avon, Connecticut, 06001. EMC and E-Trustco together are referred to collectively as the "Parties" and each, a "Party."

     WHEREAS, the Parties, Saltzman and Whitehead desire that, upon the terms and subject to the conditions contained herein, Saltzman and Whitehead shall, jointly, sell to the Company, and the Company shall purchase 165 shares of E-Trustco's common stock, no par value per share (the "E-Trustco Common Stock") from Saltzman and Whitehead, which securities represents all of the equity, voting rights, title and interest in E-Trustco, in exchange for 2,000,000 shares of the Company's common stock, par value $.0001 per share (the "EMC Common Stock") as more fully described herein; and

     WHEREAS, as a condition of such exchange and acquisition of the E-Trustco Common Stock, EMC and Ashton desire to enter into an employment agreement with Matthew Saltzman, president of E-Trustco, which agreement sets forth the terms and conditions of Saltzman's employment as President and Chief Operating Officer of EMC.

     NOW, THEREFORE, the Parties hereto, Ashton, Saltzman and Whitehead agree as follows:


                                   ARTICLE I
                              Transfer of Shares

     Section 1.1  Sale of the E-Trustco Common Stock.
                  ----------------------------------

     (a) Saltzman and Whitehead hereby agree to sell, jointly, to the Company and the Company hereby agrees to purchase from Saltzman and Whitehead the E-Trustco Common Stock in exchange for the EMC Common Stock at the Closing (as
hereinafter defined).   The Company shall issue to Saltzman 1,950,000 shares of
the EMC Common Stock and shall issue to Whitehead 50,000 shares of the EMC Common Stock at the Closing.

     (b) After the purchase and sale of the E-Trustco Common Stock, the Company shall own 100% of the authorized, issued and outstanding voting equity of E-Trustco.

     (c) After the purchase and sale of the EMC Common Stock, Saltzman shall own 19.5% and Whitehead shall own .5% of the authorized, issued and outstanding voting equity of EMC.

     Section 1.2  Closing.
                  -------

            The purchase and sale of the E-Trustco Common Stock shall take place as of 12:00 p.m., Eastern Standard Time, on April 18, 2000 (the "Closing Date") at the offices of EMC first described above, or at such other place as the Parties, Ashton, Saltzman and Whitehead mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Parties, Ashton, Saltzman and Whitehead shall complete each of the following conditions:

     (1) The delivery by Saltzman and Whitehead to the Company of certificates, executed stock powers and/or register share ownership, as the case may be, representing the E-Trustco Common Stock;

     (2) The delivery by the Company to E-Trustco of certificates representing the EMC Common Stock;

     (3) The execution and delivery by the Company, Ashton and Saltzman of an employment agreement by and between the Company, Ashton and Saltzman (the "Employment Agreement"), the form of which is attached hereto as Exhibit A, and all exhibits, attachments and schedules thereto;

     (4) The execution and delivery by the Company, Ashton, Saltzman, and Whitehead of a Stockholders Agreement, the form of which is attached hereto as Exhibit B and all exhibits, attachments and schedules thereto.


                                  ARTICLE II
                  Representations and Warranties of E-Trustco

          E-Trustco, and for purposes of Sections 2.6, 2.8 and 2.9, Saltzman and Whitehead, hereby represent and warrant to the Company and Ashton that the following are true and correct as of the Closing Date:

          Section 2.1  Corporate Existence and Power.  E-Trustco is a
                       -----------------------------
corporation duly organized, validly existing and in good standing in the state of its incorporation, and E-Trustco has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. E-Trustco is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), business, assets, properties, results of operations or prospects (hereinafter, a "Material Adverse Effect") of E-Trustco and its subsidiaries, taken as a whole.

          Section 2.2  Corporate Authorization.  E-Trustco has full power and
                       -----------------------
authority (including full corporate power and authority) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The transactions contemplated hereby have been duly authorized and require no other action or proceeding on the part of E-Trustco. The undersigned executing this Agreement on behalf of E-Trustco has all right, power and authority to execute and deliver this Agreement on behalf of E-Trustco. This Agreement has been duly executed and delivered by E-Trustco and constitutes the valid and legally binding obligation of E-Trustco, enforceable against E-Trustco in accordance with its terms and conditions.

          Section 2.3  Capitalization.  The entire authorized capital stock of
                       --------------
E-Trustco consists of: one thousand five hundred (1,500) shares of common stock, no par value per share, of which one hundred sixty five (165) shares are issued and outstanding. All of the shares of E-Trustco Common Stock to be issued pursuant to this Agreement have been duly authorized and, upon consummation of this transaction, will be validly issued, fully paid and nonassessable.

          Section 2.4  Noncontravention.  Neither the execution and the
                       ----------------
delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which E-Trustco is subject or any provision of the charter or bylaws of E-Trustco, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, mortgage, indenture, lease, license, instrument or other arrangement, permit, concession or franchise to which E-Trustco is a party or by which it is bound or to which any of its assets is subject. E-Trustco does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          Section 2.5  Broker's Fees.  None of E-Trustco and its subsidiaries
                       -------------
has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which EMC or Ashton could become liable or obligated.

          Section 2.6  Disclosure.  E-Trustco, Saltzman and Whitehead have fully
                       ----------
provided the Company and Ashton with all the information the Company and Ashton have requested for deciding whether to consummate this transaction. Neither this Agreement, the Employment Agreement, nor any other statements or certificates made or delivered by E-Trustco in connection herewith contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made, not misleading.

          Section 2.7  No Undisclosed Liabilities or Events. E-Trustco has no
                       ------------------------------------
liabilities or obligations (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, other than those incurred in the ordinary course of E-Trustco's business which, individually or in the aggregate, do not or would not have a Material Adverse Effect on E-Trustco. No event or circumstance has occurred or exists which is likely to have a Material Adverse Effect on E-Trustco.

          Section 2.8  Litigation.  There is no action, proceeding or
                       ----------
investigation pending, or to E-Trustco's knowledge threatened, against E-Trustco that questions the validity of this Agreement, or the right of E-Trustco to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might have a Material Adverse Effect on E-Trustco, or result in a change in the current equity ownership of E-Trustco, nor is E-Trustco aware that there is any basis for the foregoing. E-Trustco is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Bankruptcy Code or similar proceeding. There is no action, proceeding or investigation pending, or to Saltzman's or Whitehead's knowledge threatened, against Saltzman or Whitehead that threatens the validity of this Agreement, or the right of Saltzman or Whitehead to enter into this Agreement, or to consummate the transactions contemplated hereby, nor are Saltzman or Whitehead aware that there is any basis for the foregoing.

          Section 2.9  Title to Assets.  E-Trustco has good and marketable title
                       ---------------
to all properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of E-Trustco. With respect to the property and assets it leases, E-Trustco is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. Saltzman and Whitehead have good title to the E-Trustco Common Stock, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.

          Section 2.10 Required Governmental Permits.  E-Trustco and its
                       -----------------------------
subsidiaries are in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect, except for such permits that E-Trustco has not yet obtained and is diligently pursuing to obtain and which E-Trustco has no reason to believe will not be obtained.

          Section 2.11 Other Outstanding Securities.  Other than the E-Trustco
                       ----------------------------
Common Stock, there are no other outstanding securities, debt or equity presently convertible into E-Trustco common stock.

          Section 2.12 Patents and Trademarks.  E-Trustco has sufficient title
                       ----------------------
and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets information, proprietary rights and processes necessary for the business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others except for such licenses which E-Trustco shall obtain during the ordinary course of its business. There are no outstanding options, licenses, or agreements of any kind with any person or entity relating to the foregoing, nor is E-Trustco bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. E-Trustco has not received any communications alleging that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.


                                  ARTICLE III
                 Representations and Warranties of the Company

          The Company and, for purposes of Section 3.6, Ashton, hereby represent and warrant to E-Trustco, Saltzman and Whitehead that the following are true and correct as of the Closing Date:

          Section 3.1  Corporate Existence.  EMC is a corporation duly
                       -------------------
organized, validly existing and in good standing in the state of its incorporation, and EMC has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. EMC is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on EMC and its subsidiaries, taken as a whole.

          Section 3.2  Corporate Authorization.  EMC has full power and
                       -----------------------
authority (including full corporate power and authority) to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The transactions contemplated hereby have been duly authorized and require no other action or proceeding on the part of EMC. The undersigned executing this Agreement on behalf of EMC has all right, power and authority to execute and deliver this Agreement on behalf of EMC. This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions.

          Section 3.3  Capitalization.  The entire authorized capital stock of
                       --------------
EMC consists of twenty million (20,000,000) shares of common stock, par value $.0001 per share, of which eight million (8,000,000) shares are issued and outstanding, and three million (3,000,000) shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding. All of the shares of EMC Common Stock to be issued pursuant to this Agreement have been duly authorized and, upon consummation of this transaction, will be validly issued, fully paid and nonassessable.

          Section 3.4  Noncontravention.  Neither the execution and the delivery
                       ----------------
of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which EMC is subject or any provision of the charter or bylaws of EMC, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, mortgage, indenture, lease, license, instrument or other arrangement, permit, concession or franchise to which EMC is a party or by which it is bound or to which any of its assets is subject. EMC does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          Section 3.5  Brokers' Fees.  EMC does not have any liability or
                       -------------
obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of E-Trustco, its Subsidiaries or Saltzman could become liable or obligated.

          Section 3.6  Disclosure.  EMC and Ashton have fully provided
                       ----------
E-Trustco, Saltzman and Whitehead with all the information E-Trustco, Saltzman and Whitehead have requested for deciding whether to consummate this transaction. Neither this Agreement, the Employment Agreement, nor any other statements or certificates made or delivered by EMC in connection herewith contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they will be made, not misleading.

          Section 3.7  No Undisclosed Liabilities or Events.  EMC has no
                       ------------------------------------
liabilities or obligations (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, other than those which, individually or in the aggregate, do not or would not have a Material Adverse Effect on EMC. No event or circumstance has occurred or exists which is likely to have a Material Adverse Effect on EMC.

          Section 3.8  Litigation.  There is no action, proceeding or
                       ----------
investigation pending, or to EMC's knowledge threatened, against EMC that questions the validity of this Agreement, or the right of EMC to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might have a Material Adverse Effect on EMC, or result in a change in the current equity ownership of EMC, nor is EMC aware that there is any basis for the foregoing. EMC is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Bankruptcy Code or similar proceeding.

          Section 3.9  Title to Assets.  EMC has good and marketable title to
                       ---------------
all properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of EMC. With respect to the property and assets it leases, EMC is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

          Section 3.10  Required Governmental Permits.  EMC and its subsidiaries
                        -----------------------------
are in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect, except for such permits that EMC has not yet obtained and is diligently pursuing to obtain and which EMC has no reason to believe will not be obtained.

          Section 3.11  Other Outstanding Securities.  Other than the EMC Common
                        ----------------------------
Stock there are no other outstanding securities, debt or equity presently convertible into EMC common stock.

          Section 3.12  Patents and Trademarks.  EMC has sufficient title and
                        ----------------------
ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets information, proprietary rights and processes necessary for the business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others except for such licenses which EMC shall obtain during the ordinary course of its business. There are no outstanding options, licenses, or agreements of any kind with any person or entity relating to the foregoing, nor is EMC bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information,
proprietary rights and processes of any other person or entity.   EMC has not
received any communications alleging that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.


                                  ARTICLE IV
                                   Covenants

          The Parties, Ashton, Saltzman and Whitehead hereby agree as follows with respect to the period from and after the Closing.

          Section 4.1  General.  Each of the Parties, Ashton, Saltzman and
                       -------
Whitehead will use its or his reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

          Section 4.2  Regulatory Matters and Approvals.  Each of the Parties
                       --------------------------------
will (and E-Trustco will cause each of its subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections 2.4, 2.10, 3.4 and 3.10 above.

          Section 4.3  Full Access.  E-Trustco will (and will cause each of its
                       -----------
subsidiaries to) permit representatives of EMC or Ashton to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of E-Trustco and its subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of, or pertaining to, each of E-Trustco and its subsidiaries. EMC and Ashton will treat and hold as such any confidential information they receive from any of E-

Trustco and its subsidiaries in the course of the reviews contemplated by this
Section 4.3, will not use any of the confidential information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agree to return to E-Trustco or its subsidiaries, as the case may be, all tangible embodiments (and all copies) thereof which are in their possession.

          Section 4.4  Notice of Developments.  Each Party will give prompt
                       ----------------------
written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Article II and Article III above and its inability to comply with any of the covenants in Article IV. No disclosure by any Party pursuant to this Section 4.4, however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of any covenant to which notice is given under this Section 4.4.

          Section 4.5  Exclusivity.  E-Trustco will not (and will not cause or
                       -----------
permit any of its subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of all or substantially all of the capital stock or assets of any of E-Trustco and/or its subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange). E-Trustco shall notify EMC immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.


                                   ARTICLE V
                                Indemnification

          Section 5.1  Indemnification.  Each of the Parties, Ashton, Saltzman
                       ---------------
and Whitehead agree to indemnify the other Party, Ashton, Saltzman and Whitehead as the case may be, and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with the breach by the indemnifying Party, Ashton, Saltzman or Whitehead of any representation, warranty or covenant made by it or him in this Agreement.


                                   ARTICLE VI
                                 Miscellaneous

          Section 6.1  Termination.  The Parties, Ashton, Saltzman and Whitehead
                       -----------
may terminate this Agreement by mutual written consent. If this Agreement is terminated by mutual written consent, this Agreement shall become void and of no effect with no liability on the part of any Party, Ashton, Saltzman or Whitehead.

          Section 6.2  Survival.  None of the provisions of this Agreement
                       --------
other than Sections 5.1, 6.2, 6.3, 6.6, 6.9, 6.11, 6.13 and 6.15 will survive the termination of this Agreement.

          Section 6.3  Press Releases and Public Announcements.  Neither Party,
                       ---------------------------------------
nor Ashton, Saltzman or Whitehead shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior approval of the other signatories to this Agreement.

          Section 6.4  No Third Party Beneficiaries.  This Agreement shall not
                       ----------------------------
confer any rights or remedies upon any Person other than the Parties, Ashton, Saltzman or Whitehead and their respective successors and permitted assigns.

          Section 6.5  Entire Agreement.  This Agreement (including the
                       ----------------
documents referred to herein) constitutes the entire agreement between the Parties, Ashton, Saltzman and Whitehead and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          Section 6.6  Succession and Assignment.  This Agreement shall be
                       -------------------------
binding upon and inure to the benefit of the Parties, Ashton, Saltzman and Whitehead and their respective successors and permitted assigns. Neither Party, Ashton, Saltzman nor Whitehead may assign either this Agreement or any of their rights, interests, or obligations hereunder without the prior written approval of each of the other signatories to this Agreement.

          Section 6.7  Counterparts.  This Agreement may be executed in one or
                       ------------
more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          Section 6.8  Headings.  The section headings contained in this
                       --------
Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 6.9  Notices.  All notices, requests, demands, claims, and
                       -------
other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


          If to EMC:

               Electronic Market Center, Inc.
               1900 Market Street, Suite 701
               Philadelphia, PA  19103
               Attention: Fredric W. Rittereiser, President
               Facsimile: (215) 636-3560

          If to Ashton:

               The Ashton Technology Group, Inc.
               1900 Market Street, Suite 701
               Philadelphia, PA  19103
               Attention: Arthur J. Bacci, President
               Facsimile: (215) 636-3560

          If to E-Trustco:

               E-Trustco, Inc.
               1 Darling Drive, Suite 600
               Avon, CT  06001
               Attention: Matthew Saltzman
               Facsimile: (860) 677-9366

          If to Saltzman:

               2 Forest Hills Drive
               Avon, CT  06001
               Facsimile: (860) 677-9366

          If to Whitehead:

               Allen Whitehead
               35 East Main Street
               PMB 352
               Avon, CT 06001



          Any Party, Ashton, Saltzman or Whitehead may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party, Ashton Saltzman or Whitehead may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          Section 6.10  Share Legend.  Each share certificate issued for shares
                        ------------
of capital stock of EMC and E-Trustco delivered pursuant to this Agreement shall be imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS."


          Section 6.11  Governing Law.  This Agreement shall be governed by and
                        -------------
construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          Section 6.12  Amendments and Waivers.  No amendment of any provision
                        ----------------------
of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties, Ashton, Saltzman and Whitehead. No waiver by any Party, Ashton, Saltzman or Whitehead of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          Section 6.13  Severability.  Any term or provision of this Agreement
                        ------------
that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          Section 6.14  Expenses.  Each of the Parties, Ashton, Saltzman and
                        --------
Whitehead will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          Section 6.15  Construction.  The Parties, Ashton, Saltzman and
                        ------------
Whitehead have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, Ashton and Saltzman and no presumption or burden of proof shall arise favoring or disfavoring any Party, Ashton and Saltzman by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

          Section 6.16  Incorporation of Exhibits and Schedules.  The Exhibits
                        ---------------------------------------
and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.


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                                      -11-

          IN WITNESS WHEREOF, the Parties, Ashton, Saltzman and Whitehead hereto have executed this Agreement on as of the date first above written.


ELECTRONIC MARKET CENTER, INC.           E-TRUSTCO.COM, INC.



By: ________________________________     By:___________________________
Name:  Fredric W. Rittereiser            Name: Matthew Saltzman
Title:   President                       Title:  President


THE ASHTON TECHNOLOGY GROUP, INC.

For purposes of Sections 1.2(3), 1.2(4),
3.6, 4.1, 5.1, 6.1, 6.3, 6.4, 6.5, 6.6,
6.9, 6.12, 6.14, and 6.15


By:_________________________________
Name:  Arthur J. Bacci
Title:  President


MATTHEW SALTZMAN

For purposes of Sections 1.2(1), 1.2(3),
1.2(4), 2.6, 2.8, 2.9, 4.1, 5.1, 6.1,
6.3, 6.4, 6.5, 6.6, 6.9, 6.12, 6.14, and
6.15


__________________________________



ALLEN WHITEHEAD

For purposes of Sections 1.2(1), 1.2(4),
2.6, 2.8, 2.9, 4.1, 5.1, 6.1, 6.3, 6.4,
6.5, 6.6, 6.9, 6.12, 6.14, and 6.15


___________________________________

                                  Exhibit  A

                      EMPLOYMENT AGREEMENT BY AND BETWEEN
              MATTHEW SALTZMAN AND ELECTRONIC MARKET CENTER, INC.

                                   Exhibit B

                            STOCKHOLDERS AGREEMENT

                                      Of

                        ELECTRONIC MARKET CENTER, INC.

                                      14